UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 31, 2004

U.S. PLASTIC LUMBER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-23855	87-0404343

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 W. Glades Road, Suite 440 W.
Boca Raton, Florida 33431

(Address of principal executive offices)

(561) 394-3511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

     References to “USPL,” the “Company,” “we,” “us” and “our” in this current report refer to U.S. Plastic Lumber Corp. and its subsidiaries and predecessors unless the context of the description indicates otherwise.

FORWARD LOOKING STATEMENTS

     Certain statements and information included in this current report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this current report, the words or phrases “will”, “will likely result”, “are expected to”, “will continue”, “is anticipated”, “estimated”, “projected”, “intends to” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to the Company’s deteriorating financial condition, failure to comply with principal obligations and covenants in debt and other agreements, the ability to obtain adequate financing on commercially acceptable terms, economic conditions, changes in law or regulations, failure to comply with Over the Counter Bulletin Board’s requirements for continued listing of our common stock, demand for our products and services, newly developing technologies, conflicts of interest in related party transactions, regulatory matters, including the Company’s inability to comply with its periodic reporting requirements, protection of technology, lack of industry standards, the effects of competition with entities with greater financial resources than those possessed by us, and stockholder dilution. Such factors could materially adversely affect our financial performance and could cause our actual results for future periods to differ materially from any opinions or statements expressed within this current report. Additional discussion of such factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in our filings with the Securities and Exchange Commission.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     The Company is unable to file its Form 10-K with the Securities and Exchange Commission on or before April 14, 2004, the extended deadline established in the Company’s Form 12b-25 filing, as a result of the Company’s financial situation and ongoing default on its credit facility described below which has not been resolved. There can be no assurances that the Company will be successful in completing an audit, and thus being able to file a Form 10-K at anytime. The Company anticipates reporting a significant unaudited net loss for its fiscal year 2003 of approximately $19.8 million.

     The inability of the Company to complete the audit within the time requirements as set forth in the Rules and Regulations of the Securities and Exchange Commission promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “SEC Rules”) means the Company will not be in compliance with the periodic reporting requirements applicable to it under the SEC Rules. The failure to maintain compliance with the Company’s public reporting requirements will subject the Company to being delisted from the Over the Counter Bulletin Board, and such action could adversely affect the price of the common stock and the ability of stockholders to trade the common stock.

     The Company is in not in compliance with the terms of the Master Credit Facility with General Electric Capital Corporation, and the other lenders that participated therein (the “GE Lending Group”). The Company has received a notice of default from the GE Lending Group. The outstanding principal balance, exclusive of interest, owed to the GE Lending Group as of March 31, 2004 was approximately $8.9 million. The Company has not made principal and interest payments on this facility since December 2003. The Company is currently discussing a waiver or forbearance with this lender however, there can be no assurance that the Company will be able to negotiate a waiver or forbearance or that such waiver or forbearance will be on terms acceptable to the Company. If the Company is unable to negotiate a waiver

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or forbearance with the GE Lending Group, it could have a material adverse effect on the ability of the Company to continue its operations as the Company does not have the resources to repay the outstanding amounts due under the GE Master Credit Facility. Defaults under the GE Master Credit Facility would trigger additional defaults under other credit agreements, including but not limited to the outstanding loan with Guaranty Business Credit Corporation (“GBCC”), which had an outstanding principal balance of $5.4 million as of March 31, 2004. The Company is current on the principal and interest payments on the GBCC loan. The outstanding GBCC loan matures on May 31, 2004 and the Company does not have the resources to repay this term loan at the current time, and does not anticipate having the ability to repay this term loan when due. In addition, the Company’s failure to file its Form 10-K, including audited financials and independent auditor’s report, on or before April 14, 2004, will trigger a default under the GBCC loan.

     As a result of the foregoing matters, the Company does not anticipate that it will have sufficient funds to finance its operations in the near future and thereafter. In light of the Company’s existing operating and financing challenges, the Company is exploring its strategic options, in conjunction with its ongoing discussions with lenders and other parties, to restructure its debt obligations, which options may include the Company seeking protection under the Federal Bankruptcy Code. As part of these efforts, the Company has engaged the services of restructuring advisors. The Company is currently assessing the impact of these issues on its consolidated financial statements.

     The failure of the Company to obtain additional funding or resolve any existing or future defaults with respect to its credit facilities and other debt or the commencement of bankruptcy proceedings would have a serious adverse effect on the Company’s business and on the value of the Company’s equity securities.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of businesses acquired.

     Not applicable.

     (b) Pro forma financial information.

     Not applicable.

     (c) Exhibits.

     None

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PLASTIC LUMBER CORP. (Registrant)
Date: April 14, 2004	By:	/s/ Michael D. Schmidt
Michael D. Schmidt, Chief Financial Officer

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